CCF HOLDING AND SUBSIDIARY

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

11.1    Computation of Per Share Earnings

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Exhibit 11.1

                       CCF HOLDING COMPANY AND SUBSIDIARY

                        Computation of Per Share Earnings

                                                             Three Months Ended
                                                              December 31, 1996
                                                              -----------------

Common stock - shares outstanding as of
   September 30, 1996, net of 190,250 treasury stock ..........    1,000,000

Unallocated ESOP shares as of September 30, 1996 ..............      (63,000)

ESOP shares - committed .......................................          600

Shares repurchased ............................................      (44,088)
                                                                  ----------
Weighted average shares outstanding ...........................      893,512
                                                                  ==========

Net income per share ..........................................   $      .10
                                                                  ==========



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